Exhibit 99.1

Pattern Energy Announces Proposed Offering of Senior Notes

SAN FRANCISCO, CALIFORNIA – January 17, 2017 – Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) (NASDAQ: PEGI) (TSX: PEG) today announced that it proposes to offer, subject to market conditions and other factors, US$350 million aggregate principal amount of senior notes due 2024 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Offering”). The Notes will be guaranteed on a senior unsecured basis by Pattern US Finance Company LLC.

The Company intends to use the net proceeds from the Offering to fund, in whole or in part, renewable energy projects, or “green projects,” which include financing of, or investments in, equipment and systems which generate or facilitate the generation of energy from renewable sources, such as solar and wind energy. Specifically, the Company intends to use approximately US$215 million of the net proceeds from the Offering to partially fund its acquisition of the Broadview project, approximately US$128 million to repay borrowings under its revolving credit facility used to finance the purchase of the Armow project, of which US$125 million was drawn after September 30, 2016, and any remaining net proceeds to finance other green projects and to pay related fees, expenses and other costs related thereto.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act or to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. In Canada, the Notes may be offered on a prospectus-exempt basis to certain accredited investors (as defined under applicable Canadian securities laws) who are also qualified institutional buyers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on The NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 18 wind power facilities, including one it has agreed to acquire, with a total owned interest of 2,644 MW in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy's wind power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the proposed offering and use of proceeds thereof. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, including conditions to closing the offering referred to herein and the use of proceeds thereof, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016. The risk factors and other factors noted in these documents could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media Relations
Matt Dallas
(917) 363-1333
matt.dallas@patternenergy.com

Investor Relations

Sarah Webster

(415) 283-4076

sarah.webster@patternenergy.com

2